ACCESSION NUMBER:
CONFORMED SUBMISSION TYPE:	S-8
PUBLIC DOCUMENT COUNT
FILED AS OF DATE:
EFFECTIVENESS DATE:


FILER:


COMPANY DATA:
            COMPANY CONFORMED NAME:              LIQUIDIX, INC.
            CENTRAL INDEX KEY:                   0001047733
            STANDARD INDUSTRIAL CLASSIFICATION:     []
            IRS NUMBER:				 113331350
            STATE OF INCORPORATION:              FL
            FISCAL YEAR END:			 0331

FILING VALUES:
            FORM TYPE:			         S-8
            SEC ACT:                             1933 ACT
            SEC FILE NUMBER:
            FILM NUMBER:

BUSINESS ADDRESS:
            STREET 1:                            16929 ENTERPRISE DRIVE
            STREET 2:                            SUITE 206
            CITY:                                FOUNTAIN HILLS
            STATE:                               ARIZONA
            ZIP:                                 85268
            PHONE:                               (480) 816-6140

MAIL ADDRESS:
            STREET 1:                            16929 ENTERPRISE DRIVE
            STREET 2:                            SUITE 206
            CITY:                                FOUNTAIN HILLS
            STATE:                               ARIZONA
            ZIP:                                 85268







            As filed with the Securities and Exchange Commission on

                                June 12, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                                 LIQUIDIX, INC.
                                 --------------
                    (Exact name as specified in its charter)



         Florida				11-3331350
         -------                                ----------
(State or other jurisdiction of    (I.R.S. Employer Identification Number)
incorporation or organization)


                  16929 E. Enterprise Drive, #206
                  Fountain Hills, Arizona 85268
                  -------------------------------
              (Address of Principal Executive Office)

               Consulting Shares Issued for Services
               -------------------------------------
                      (Full title of the plan)

                       Perry Barker, President

                  16929 E. Enterprise Drive, #206
                   Fountain Hills, Arizona 85268
                  -------------------------------
                (Name, address, including zip code, of agent for
                                    service)

                   Telephone number for Issuer:  (480) 816-6140
                                 ----------------


                        CALCULATION OF REGISTRATION FEE
Title of Securities to be     Amounts to      Proposed Maximum       Proposed Maximum
Registered                    be              Offering Price Per     Aggregate Offer
                              Registered      Share (2)              Price

Common Stock, $0.0001 par     270,000	       $1.16		     $313,200.00
value
-------------------------     -----------     -------------------    -----------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the last price per share of the Registrants Common Stock on June 7, 2002, a date within five (5) business days prior to the date of this Registration Statement, as reported by the OTC Electronic Bulletin Board.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) This Registration Statement shall also cover any additional shares of Common stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.

Documents Incorporated by Reference	x Yes		No

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

	The following documents filed by Liquidix, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporatied by reference:

	(a) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2001 and filed pursuant to Section 15(d) of the 1934 Act.

	(b)  All reports filed by the Company with the Commission pursuant to
             Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the quarterly period ended December 31, 2001.

	(c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in the Registration Statement and to be part thereof from the date of filing such documents.

Item 4.	Description of Securities

	The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form 10-SB filed with the Commission on December 15, 1999, and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5.	Interests of Named Experts and Counsel

None

Item 6.	Indemnification of Directors and Officers

Title 36, Chapter 607, Section 607.850 of the Florida Statutes provide for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

In accordance with the provisions referenced above, the Company shall indemnify to the fullest extent permitted by its bylaws, and in the manner permissable under the laws of the State of Florida, an;y person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or contolling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Item 7.	Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8.	Exhibits

The exhibits attached to this Registration Statement are listed in the
Exhibit Index.

Item 9.	Undertakings

	(a)	The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with resect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

		(2) To treat, for the purpose of determining any liability under the Securities Act of 1933, wach such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3) To remove from registratin by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerin.

	(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant ot Section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June, 11, 2002.

                                 Liquidix, Inc.



					By:  /s/ Perry E. Barker
					-------------------------------
					Perry E. Barker, as President & Director





                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Perry E. Barker with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission herby ratifiying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and date indicated.

Signature              Title                             Date

/s/ Perry E. Barker    President and Director
-------------------
    Perry E. Barker

/s/ Jenelle A. Ray     Vice-President, Director,
-------------------    Secretary and Treasurer
    Jenelle A. Ray

                       Vice-President and Director
-------------------
    Douglas Brooks

/s/ Harold Davis       Director
-------------------
    Harold Davis

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                        .
                                    EXHIBITS

                                        TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                       UNDER

                            THE SECURITIES ACT OF 1933


                                 Liquidix, Inc.
                             (a Florida corporation)

INDEX TO EXHIBITS

Exhibits	SEC Ref. No.	Description of Exhibit
------------	-------------	----------------------

   A            4.1              Consulting Agreement dated March 20, 2002
                                 between Joshua A. Sall and the Company

   B            4.2              Consulting Agreement dated May 15, 2002
                                 between Katrina M. Baines and the Company

   C            4.3              Opinion and consent of Counsel with
                                 Respect to the legality of the issuance
                                 of the securities being issued
